Exhibit 99.2

Griffin Industries

Consolidated balance sheets

September 30, 2010 and December 31, 2009

	2010	2009

	(Unaudited)

Current assets
Cash and cash equivalents	$39,556,449	$73,499,403
Accounts receivable, net	34,291,216	29,565,897
Inventories	15,334,146	9,022,172
Prepaid expenses and other	3,863,607	3,357,992

Total current assets	93,045,418	115,445,464

Property, plant and equipment:
Land	6,738,833	5,911,034
Buildings	61,335,714	57,514,873
Machinery and equipment	177,799,900	171,482,805
Trucks and autos	12,950,533	13,274,689
Aircraft and other equipment	14,234,213	14,234,213
Office fixtures and equipment	7,248,852	7,001,690
Construction in progress	25,547,046	10,376,680
Spare parts	13,013,975	13,878,866

Total property, plant, and equipment	318,869,066	293,674,850

Less—accumulated depreciation	(179,027,535)	(164,168,252)

Net property, plant and equipment	139,841,531	129,506,598

Asset held for sale	—	600,000
Other assets	40,383	345,399

	$232,927,332	$245,897,461

Current liabilities:
Accounts payable	$18,334,435	$14,021,981
Accrued expenses	25,107,608	23,782,553

Total current liabilities	43,442,043	37,804,534

Stockholders’ equity:
Common stock
Additional paid in capital	8,439,622	8,439,622
Retained earnings	181,045,667	199,653,305

Total stockholders equity	189,485,289	208,092,927

	$232,927,332	$245,897,461

99.2-1

Griffin Industries Inc

Consolidated statements of operations

Nine months ended September 30, 2010 and 2009

Unaudited

	2010	2009

Net sales	$461,664,860	$386,887,333

Costs and expenses:
Cost of sales and operating expenses	316,157,385	269,386,316
Selling, general and administrative expenses	43,084,632	41,709,160
Depreciation and amortization	17,262,566	15,552,366

Total costs and expenses	376,504,583	326,647,842

Operating Income	85,160,277	60,239,491

Other income/(expense):
Interest income	23,877	212,782
Other, net	277,480	779,788

Total other income/(expense)	301,357	992,570

Net income from continuing operations	85,461,634	61,232,061
Loss on discontinued operations	(746,846)	(1,657,871)

Net income	$84,714,788	$59,574,190

99.2-2

Griffin Industries

Consolidated statements of cash flow

Nine months ended September 30, 2010 and 2009

Unaudited

	2010	2009

Cash Flow from Operating Activities
Net Income	$84,714,788	$59,574,190
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and Amortization	17,262,567	15,552,367
Loss (Gain) on disposal of property, plant, and equipment and other assets	299,306	94,542
Loss on impairment of asset held for sale	—	1,001,373
Net increase in receivables, inventories and prepaids	(11,542,908)	(5,679,681)
Net increase in accounts payable and accrued expenses	5,299,881	5,050,934
Net decrease in Other Assets	283,399	124,379

Net cash provided by operating activities	96,317,033	75,718,104

Cash Flow from Investing Activities
Additions to property, plant & equipment and construction in progress, net	(27,907,463)	(37,809,679)
Proceeds from property, plant, and equipment sales	632,274	81,327

Net cash used in investing activities	(27,275,189)	(37,728,352)

Cash Flow from Financing Activities
Dividends Paid	(102,984,798)	(52,707,431)

Net cash used in financing activities	(102,984,798)	(52,707,431)

Net decrease in cash and cash equivalents	(33,942,954)	(14,717,679)
Cash and Cash Equivalents—beginning of year	73,499,403	69,317,324

Cash and Cash Equivalents—end of year	$39,556,449	$54,599,645

99.2-3

Griffin Industries, Inc. and subsidiaries

Notes to consolidated financial statements

(unaudited)

September 30, 2010 and 2009

Note A—General

The accompanying consolidated financial statements include the accounts of Griffin Industries, Inc. (“Griffin”, or “the Company”), its wholly owned subsidiaries, Craig Protein, Inc. (Craig) and Agro Griffin Industries De Mexico (Agro) and Rosellen Marine (Rosellen) which is 70% owned by Griffin and 30% owned by Craig (collectively, the Company). Craig includes the accounts of one wholly-owned subsidiary. All significant intercompany accounts and transactions have been eliminated in consolidation.

The consolidated financial statements included herein have not been audited by an independent certified public accounting firm, but include all adjustments (consisting of normal recurring entries), which are, in the opinion of management, necessary for a fair presentation of the results for such periods.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles have been omitted. These consolidated interim financial statements should be read in conjunction with the consolidated annual financial statements and notes thereto.

The results of operations for interim periods are not necessarily indicative of the results to be expected for the year.

The Company sells rendering and other animal and bakery waste products which are primarily commodity products whose sales prices fluctuate in the domestic and foreign markets. Accordingly, fluctuation in net sales dollars between years is a function of both changes in volume of product sold and in the overall effect of market price changes. Rosellen owns and operates a maritime vessel to carry cargo on a contract basis as well as to transport the Company’s products to international markets. The vessel did not operate in 2009 or 2010 and is classified as held for sale in the accompanying balance sheets (see note “I”).

Note B—Summary of significant accounting policies

1. Cash and cash equivalents

Cash and cash equivalents consist of cash in banks and other highly liquid short-term investments with an original maturity of three months or less, including cash held in certain foreign banks. The Company maintains cash and cash equivalents which, at times, may exceed federally insured limits. Cash held in foreign accounts totaled $218,245 and $274,396 as of September 30, 2010 and December 31, 2009 respectively.

2. Inventories

Inventories are stated at the lower of cost or market. Cost has been determined using the average cost method for most rendered and bakery products and the last-in, first-out (LIFO)

99.2-4

Griffin Industries, Inc. and subsidiaries

Notes to consolidated financial

statements—(continued)

(unaudited)

September 30, 2010

Note B—Summary of significant accounting policies (continued)

2. Inventories (continued)

method for animal hides. The difference between the first-in, first-out (FIFO) method of inventory valuation and the LIFO method of inventory valuation for animal hides was $432,388 and $(44,000) at September 30, 2010, and December 31, 2009 respectively. Cost of goods sold under the FIFO method of inventory valuation would have been $315,680,997 and $269,389,377 for the nine months ended September 30, 2010 and 2009 respectively. The Company includes in its inventory absorption certain indirect production costs.

3. Property, plant and equipment

Property, plant and equipment are stated at cost, less accumulated depreciation. Maintenance and repair costs are expensed as incurred. Depreciation is provided principally by accelerated methods over the estimated useful lives of the assets. The Company uses straight line depreciation with the mid-month convention for real property with useful lives of 18—39 years. The Company uses accelerated depreciation methods for the following asset classes and their related useful lives: machinery and equipment, trucks, autos, aircraft and office fixtures and equipment—3 to 7 years, site improvements—15 years, computer software—3 years. The actual life and utility of the asset may vary from this estimated life. Useful lives of the assets may be modified from time to time when the future utility or life of the asset is deemed to change from that originally estimated when the asset was placed in service. Depreciation expense was $17,240,917 and $15,532,215 for the nine months ending September 30, 2010 and 2009 respectively.

4. Revenue recognition

Substantially all of the Company’s revenues are from product sales. Revenue is recognized when title transfers, the risks and rewards of ownership have been transferred to the customer, the sales price is fixed and determinable, and collection of the related receivable is probable, which is generally at the time of shipment. All fees billed to the customer for shipping and handling are classified as a component of net revenues. All costs associated with shipping and handling are classified as a component of cost of sales. Provisions for credits and other adjustments are provided for in the same period the related sales are recorded based on experience and other relevant factors.

5. Concentration of credit risk

Trade receivables subject the Company to the potential for credit risk with major customers. The Company establishes its allowance for doubtful accounts based on management’s estimates of the collectability of its accounts receivable after analyzing historical bad debts, customer

99.2-5

Griffin Industries, Inc. and subsidiaries

Notes to consolidated financial

statements—(continued)

(unaudited)

September 30, 2010

Note B—Summary of significant accounting policies (continued)

5. Concentration of credit risk (continued)

concentrations, customer credit worthiness, and current economic trends. Uncollectible trade receivables are charged against the allowance for doubtful accounts when all reasonable efforts to collect the amounts due have been exhausted. The allowance for doubtful accounts was $373,009 and $376,435 as of September 30, 2010 and December 31, 2009 respectively.

Sales to one customer accounted for 10% and 13% of the Company’s sales for the nine months ended September 30, 2010 and 2009 respectively. Accounts receivable from this customer were 10% and 7% of total accounts receivable at September 30, 2010 and 2009.

6. Research and development

Research and development (“R&D”) costs include expenditures for planned search and investigation aimed at discovery of new knowledge to be used to develop new products or processes or to significantly enhance existing products or production processes. R&D costs also include the implementation of the new knowledge through design and testing of product alternatives. Griffin expenses all research and development costs as incurred. R&D costs were $138,680 and $40,673 for the nine months ended September 30, 2010 and 2009 respectively.

7. Advertising expense

The Company expenses the costs of advertising as incurred. The Company recorded $253,985 and $263,007 of advertising expense for the nine months ended September 30, 2010 and 2009, respectively.

8. Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

9. Non-income government-assessed taxes

The Company classifies all non-income, government-assessed taxes (sales, use, and value-added) collected from customers and remitted by us to appropriate revenue authorities, on a net basis (excluded from net sales) in the accompanying consolidated statements of operations.

99.2-6

Griffin Industries, Inc. and subsidiaries

Notes to consolidated financial

statements—(continued)

(unaudited)

September 30, 2010

10. Insurance reserves

The Company’s workers compensation, auto and general liability policies contain deductibles or self insured retentions. The Company estimates and accrues its expected ultimate claim costs related to accidents occurring during each fiscal year and carries this accrual as a reserve until these claims are paid by the Company.

11. Comprehensive income

The Company does not have any comprehensive income items, other than net income.

12. Fair value of financial instruments

The Company customarily has financial instruments consisting primarily of cash and cash equivalents and short-term investment, revolving lines of credit, and long-term debt. The fair value of these financial instruments approximates carrying value because of their short-term maturity and/or variable, market-driven interest rates. The Company has no financial instruments with off-balance sheet risk.

Note C—Long-lived and intangible assets

The Company assesses the carrying value of long-lived and intangible assets and the remaining useful lives whenever events or changes in circumstances indicate the carrying value may not be recoverable or the estimated useful life may no longer be appropriate. Factors considered important that could trigger this review include significant decreases in operating results, significant changes in the use of the assets, competitive factors, the business strategy and significant negative industry or economic trends. Such events may include strategic decisions made in response to the economic conditions relative to product lines, operations and the impact of the economic environment on our customer base. The Company cannot predict the occurrence of future impairment-triggering events nor the impact such events might have on the reported asset values.

When the Company determines that the carrying value of long-lived and intangible assets may not be recoverable based on an assessment of future undisclosed cash flows from the use of those assets, an impairment charge to record the assets at fair value may be recorded. Impairment is measured based on fair values utilizing estimated discounted cash flows, published third-party sources, third-party offers and/or information furnished by third-party brokers/dealers.

The Company’s intangible assets consist of: collection routes which are made up of groups of suppliers of raw materials in similar geographic areas from which the Company derives collection fees and a dependable source of raw materials for processing into finished products; non-compete agreements that represent contractual arrangements with former competitors

99.2-7

Griffin Industries, Inc. and subsidiaries

Notes to consolidated financial

statements—(continued)

(unaudited)

September 30, 2010

Note C—Long-lived and intangible assets (continued)

whose businesses were acquired; permits that represent licensing of operating plants that have been acquired, giving those plants the ability to operate and customer lists. Amortization expense is calculated using the straight-line method over the estimated useful lives of the assets ranging from 15 years for routes and non-compete agreements, and 10 – 15 years for permits and customer lists.

The amortization expense for these intangible assets for the nine months ended September 30, 2010 and 2009 was $21,649 and $20,151 respectively.

Note D—Income taxes—S Corporation status

As of January 1, 1982, Griffin elected for federal and state income tax purposes to include its taxable income with that of its stockholders (an S Corporation election). Effective April 30, 2002, Craig elected for federal and state income tax purposes to be treated as a qualified subchapter S subsidiary of Griffin. Accordingly, net income for the for the nine months ended September 30, 2010 and 2009, does not include provisions for income taxes which would otherwise be included in the determination of net income. Rosellen is a Controlled Foreign Corporation.

Effective January 1, 2009, the Company adopted a method of review for the recognition, measurement, presentation and disclosure of uncertain tax positions, assuming full knowledge of all relevant facts by the applicable authorities. No cumulative effect adjustment to retained earnings resulted from this adoption and there was no material change in the amount of unrecognized tax benefits.

Note E—Lines of credit

The Company has established a line of credit facility agreement whereby Griffin, subject to certain restrictions, can borrow up to $40,000,000 under various interest rate arrangements through March 31, 2011. The Company had $7,890,000 and $6,516,000 in outstanding letters of credit against this line at September 30, 2010 and December 31, 2009, respectively.

Note F—Employee benefit plans

The Company has a qualified profit-sharing plan that covers substantially all salaried and office employees who qualify as to age and length of service. The Company has another qualified profit sharing plan covering substantially all hourly employees other than office employees. Contributions to both plans are made at the discretion of the Board of Directors. There were no contributions for the nine months ended September 30, 2010 and 2009. Effective January 1, 2008 Griffin added a 401(k) option to both qualified profit sharing plans. Company matching contributions under the 401(k) provisions of the plan were approximately $359,907 and $334,837 for the nine months ended September 30, 2010 and 2009, respectively.

99.2-8

Griffin Industries, Inc. and subsidiaries

Notes to consolidated financial

statements—(continued)

(unaudited)

September 30, 2010

Note G—Related party transactions

The Company leases certain property, plant and equipment (primarily trucks, trailers, and raw material collection equipment) from the Company’s stockholders under short-term operating leases. Upon expiration, the lease term may be renewed by the Company. Total lease expense on these leases was approximately $8,643,466 and $8,302,166 for the nine months ended September 30, 2010 and 2009 respectively.

The Company had related party transactions with AFC, Inc. (“AFC”), which is owned by certain stockholders of the Company. AFC charges the Company for the energy generated on sawdust burners owned by AFC and located at certain plants operated by the Company. On September 18, 2009, AFC sold the sawdust burners to the Company for $320,000. Payments to AFC for use of the sawdust burners were $0 and $1,658,549, for the nine months ended September 30, 2010 and 2009 respectively.

The Company paid rent expense to Martom Properties, (“Martom”), which is owned by certain stockholders of the Company, for the rental of real estate which is owned by Martom. The Company made rent payments of approximately $208,000 and $224,000 to Martom for the nine months ended September 30, 2010 and 2009 respectively.

The Company is reimbursed for repair and maintenance expenses on various machines from the USAC Trading Company (“USAC”) which is owned by the two of the Company’s stockholders. USAC has previously sold machines to third parties for which the Company occasionally provided spare parts or repair services. USAC then reimburses the Company for these costs incurred. As of September 30, 2010 and December 31, 2009, the Company had $49,033 and $49,463 respectively of accounts receivable outstanding from USAC.

Note H—Fair values

The Company adopted Fair Value Measurements and Disclosures accounting, effective January 1, 2009. The fair value framework includes a hierarchy which focuses on prioritizing the inputs used in valuation techniques. The Company determines fair value by using the fair value hierarchy which gives the highest priority to quoted prices in active markets for identical assets or liabilities (Level 1), a lower priority to observable inputs other than quoted prices in active markets for identical assets and liabilities (Level 2), and the lowest priority to unobservable inputs (Level 3).

The following table summarizes the financial assets and liabilities measured at fair value on a recurring basis at September 30, 2010 and December 31, 2009:

	Fair value measurements using
Balance as of September 30, 2010	Level 1	Level 2	Level 3	Total

Bond mutual fund	$3,363,261	—	—	$3,363,261

99.2-9

Griffin Industries, Inc. and subsidiaries

Notes to consolidated financial

statements—(continued)

(unaudited)

September 30, 2010

Note H—Fair values (continued)

	Fair value measurements using
Balances as of December 31, 2009	Level 1	Level 2	Level 3	Total

Municipal bond	$—	$1,500,000	$—	$1,500,000
Bond mutual fund	78,398,077	—	—	78,398,077

Total	$78,398,077	$1,500,000	$—	$79,898,077

Municipal bonds are valued using inputs such as benchmark yields, reported trades, broker/dealer quotes, and issuer spreads.

Bond mutual funds are valued at the closing price reported on the active market on which the fund is traded.

Note I—Discontinued operations

On January 1, 2009, the Company discontinued operations of Rosellen Marine, which operated a maritime vessel, and put the vessel up for sale. The Company decided to sell this division primarily because it incurred operating losses in prior years. The vessel was sold by the Company in 2010. The Company received $325,000 and recognized a loss on the sale of $275,000. Rosellen had no sales for the nine months ended September 30, 2010 and 2009. Rosellen’s net loss, reported in discontinued operations, for the nine months ended September 30, 2010 and 2009 was $746,846 and $1,657,871 respectively.

In conjunction with the discontinuance of operations, the Company recognized a loss of $1,001,000 in 2009 to write down the vessel’s carrying amount to its estimated fair value less cost to sell. The assets of the discontinued operations are presented separately under the caption “Assets held for sale” in the accompanying Balance Sheets at September 30, 2010 and December 31, 2009, and consist of the following:

	2010	2009

Assets held for sale:
Maritime vessel, net	$0	$600,000

Note J—Commitments and contingencies

The Company has purchase commitments for capital assets as part of the normal course of business. Commitments made under these obligations are approximately $12,200,000 at September 30, 2010 and December 31, 2009.

The Company is subject to various legal actions and the claims that arise in the ordinary course of its business. While these matters are generally contested, the outcome of individual matters is

99.2-10

Griffin Industries, Inc. and subsidiaries

Notes to condensed consolidated financial

statements—(continued)

(unaudited)

September 30, 2010 and 2009

Note J—Commitments and contingencies (continued)

not predictable with assurance. The Company is also partially self insured for workers compensation, auto and general liability claims. Management believes that any liability, in excess of insurance coverages and amounts already provided for, resulting from all lawsuits and claims will not have a material adverse effect on the Company’s financial position or results of operations.

Note K—Subsequent events

On November 9, 2010, the Company entered into a definitive agreement and plan of merger (the “Merger Agreement”) with Darling International, Inc. (“Darling”) whereby the Company will merge with a Darling subsidiary, with Griffin surviving as a wholly-owned subsidiary of Darling.

The merger has been approved by the Company’s board of directors and is expected to close in mid December 2010. The completion of the merger is subject to certain conditions.

In connection with the merger, the Company recorded acquisition-related expenses of approximately $163,856 in the nine months ended September 30, 2010.

99.2-11